Exhibit 5.1

Our Ref:	MGJ/JMW/KAT/1053601/0002/J8659022v3	47 Esplanade St Helier Jersey JE1 0BD
Quotient Limited Elizabeth House		Channel Islands
9 Castle Street St Helier Jersey JE2 3RT		T +44(0) 1534 888900 F +44(0) 1534 887744 E info@careyolsen.com 1 May 2015

Dear Sirs

Quotient Limited (the “Company”): Issue of Warrant Shares under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1	We have acted as the Company’s Jersey legal advisers in connection with a Form S-1 Registration Statement (as amended by Post-Effective Amendment No. 1 thereto, filed by the Company on 30 June 2014, the “S-1 Registration Statement”) filed by the Company on 24 April 2014 with the Securities and Exchange Commission pursuant to the Securities Act in relation to the registration under the Securities Act of up to 6,900,000 Units (the “Units”), with each Unit consisting of (i) a Share (as defined below); and (ii) a warrant to subscribe for 0.8 Shares (the “Warrants”), which were newly issued and sold by the Company to the several underwriters named in, and pursuant to, an underwriting agreement dated 24 April 2014 among the Company and such underwriters (the “Underwriting Agreement”).

1.2	We have examined a Form S-3 Registration Statement (the “S-3 Registration Statement” and together with the S-1 Registration Statement, the “Registration Statements”) which is now being filed under the Securities Act and relates to 3,933,864 of the Shares underlying the Warrants (the “Warrant Shares”) covered by the S-1 Registration Statement.

1.3	Capitalised terms used in this Opinion but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement (as defined below).

PARTNERS:

G Coltman N Crocker P German W Grace M Jeffrey N Journeaux J Kelleher A Kistler R MacRae S Marks

P Matthams R Milner J Mulholland D O’Connor A Ohlsson M Pallot C Philpott S Riley R Smith

CONSULTANTS: E Quinn P Sugden

Quotient Limited

1 May 2015

1.4	In this Opinion:

1.4.1	“non-assessable” means, in relation to a Warrant Share, that the purchase price for which the Company agreed to issue and sell that Warrant Share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that Warrant Share solely because of being the holder of such Warrant Share; and

1.4.2	“Shares” means ordinary shares of no par value in the capital of the Company.

1.5	Pursuant to the Underwriting Agreement, the Units were sold to the Underwriters through the facilities of The Depository Trust Company for the respective accounts of the Underwriters.

1.6	We should like to make the following observations:

1.6.1	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom. save as expressly set out herein.

1.6.2	We express no opinion as to whether the S-3 Registration Statement or the preliminary prospectus contained therein (the “Preliminary Prospectus”), singular or together, contain all the information required by Part 7 (Prospectuses) of the Companies (Jersey) Law 1991 as amended (the “CJL”) and Part 3 (Prospectuses) of the Companies (General Provisions) (Jersey) Order 2002 (together, the “Prospectus Rules”), the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the S-3 Registration Statement and Preliminary Prospectus under the Prospectus Rules, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents examined

2.1	For the purposes of this Opinion we have examined and relied on the following:

2.1.1	the Underwriting Agreement;

2.1.2	the Preliminary Prospectus;

2.1.3	the Registration Statements;

2.1.4	the form of Warrant;

2.1.5	the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (the “Public Records” and such inspections, the “Public Records Searches”);

Quotient Limited

1 May 2015

2.1.6	a copy of the certificate of incorporation of the Company (the “Certificate of Incorporation”);

2.1.7	a copy of the memorandum and articles of association of the Company (together, the “Memorandum and Articles of Association” and such articles of association, the “Articles of Association”);

2.1.8	a copy of the consent issued to the Company pursuant to the Control of Borrowing (Jersey) Order 1958 as amended to (i) the issue of shares by the Company on 11 April 2014; (ii) the issue of Units by the Company on 24 April 2014; and (iii) the issue of the Warrants and Shares underlying the Warrants (including the Warrant Shares) by the Company on 24 April 2014 (the “COBO Consent”);

2.1.9	a consent pursuant to the Prospectus Rules to the circulation by the Company of the preliminary prospectus contained in the S-1 Registration Statement (the “Registrar’s Consent”);

2.1.10	a certificate of a Director of the Company (the “Director’s Certificate”);

2.1.11	copies of minutes of a meeting of the board of directors of the Company recorded as held on 31 March 2014, 14 April 2014 and 22 April 2014;

2.1.12	a written resolution of the shareholders of the Company dated 3 April 2014; and

2.1.13	a copy of the register of members of the Company stated thereon as being current as at 1 May 2015 (the “Register of Members”).

2.2	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have relied on the following assumptions:

3.1.1	that each party (other than the Company as a matter of Jersey law) has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

Quotient Limited

1 May 2015

3.1.2	that the copies of the Certificate of Incorporation and Memorandum and Articles of Association examined by us are true, complete and accurate copies of the Certificate of Incorporation and Memorandum and Articles of Association that are in full force and effect at the date of this Opinion and that there are no:

(a)	special resolutions; or

(b)	resolutions or agreements which have been agreed to by, or which effectively bind, members of the Company,

that affect, override or amend the Memorandum and Articles of Association, other than as appear in the Public Records;

3.1.3	that the COBO Consent examined by us is a true, complete and accurate copy of the consent relating to the Company granted pursuant to the COBO Order that is in full force and effect at the date of this Opinion;

3.1.4	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.5	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.6	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete;

3.1.7	the accuracy and completeness of the Director’s Certificate, and of all statements as to matters of fact contained in the other documents referred to in paragraph 2 above, as at the date of this Opinion;

3.1.8	that the Register of Members is accurate and complete as at the date of this Opinion;

3.1.9	each person named as a member of the Company in the Register of Members has agreed to become a member of the Company;

3.1.10	the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents other than the COBO Consent, licences, permits or equivalent under such regulatory legislation; and

3.1.11	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

Quotient Limited

1 May 2015

3.2	We have not independently verified the above assumptions.

4.	Opinion

As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the following opinion:

4.1	that the Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in the manner described in the S-3 Registration Statement and in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

5.	Qualification

5.1	In order to maintain the Company in good standing under Jersey law an annual return must be delivered, with payment of the current fee, to the Registrar of Companies before the end of February in each year.

5.2	The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorised to be inserted in it. The CJL requires that the register of members of a Jersey company includes, amongst other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	This Opinion is addressed only to you and is for your benefit in connection with the registration of the Warrant Shares under the Securities Act and, save as set out in paragraph 6.5 below, except with our prior written consent it may not be disclosed to any other person or used for any other purpose or referred to or made public in any way.

Quotient Limited

1 May 2015

6.5	We consent to the filing of a copy of this opinion as Exhibits 5.1 to the S-3 Registration Statement and to reference to us being made in the paragraph of the S-3 Registration Statement headed “Legal Matters”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen